UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Market Vectors ETF Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)
335 Madison Avenue, 19th Floor, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of: Market Vectors Renminbi Bond ETF	NYSE Arca, Inc.	45-3250795

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Market Vectors Renminbi Bond ETF, an investment portfolio of Market Vectors ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 483 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on October 11, 2011, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1.      The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 38 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on February 6, 2009.

2.      The Trust’s By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 38 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on February 6, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Market Vectors ETF Trust
Date: October 11, 2011	By: /s/ Jonathan R. Simon Jonathan R. Simon Vice President